    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 20, 1999

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                            LUCENT TECHNOLOGIES INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                     DELAWARE                                           22-3408857
 (STATE OR OTHER JURISDICTION OF INCORPORATION OR         (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
                   ORGANIZATION)

                              600 MOUNTAIN AVENUE
                         MURRAY HILL, NEW JERSEY 07974
                                 (908) 582-8500
       (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
               CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                             PAMELA F. CRAVEN, ESQ.
                      VICE PRESIDENT -- LAW AND SECRETARY
                            LUCENT TECHNOLOGIES INC.
                              600 MOUNTAIN AVENUE
                         MURRAY HILL, NEW JERSEY 07974
                                 (908) 582-8500
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                 INCLUDING PHONE NUMBER, OF AGENT FOR SERVICE)

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: At such time or times after the effective date of this registration statement as the selling securityholders shall determine.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------------

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------------

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
                                                             PROPOSED MAXIMUM        PROPOSED MAXIMUM          AMOUNT OF
    TITLE OF EACH CLASS OF            AMOUNT TO BE            OFFERING PRICE        AGGREGATE OFFERING       REGISTRATION
 SECURITIES TO BE REGISTERED           REGISTERED              PER SHARE(1)              PRICE(1)                 FEE
-----------------------------------------------------------------------------------------------------------------------------
Common stock, par value $.01
  per share, and related
  preferred stock purchase
  rights......................     16,771,596 shares             $57.3125              $961,222,096           $267,219.74
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and based on the average of the high and low prices of the common stock of Lucent Technologies Inc. as reported on the New York Stock Exchange on October 18, 1999.

(2) No separate consideration will be received for the rights, which initially will trade together with the common stock.

                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  SUBJECT TO COMPLETION DATED OCTOBER 20, 1999

PROSPECTUS

                               16,771,596 SHARES

                            LUCENT TECHNOLOGIES INC.

                                  COMMON STOCK

                            ------------------------

     The 16,771,596 shares of our common stock offered by this prospectus were originally issued by us in connection with our acquisition of Nexabit Networks, Inc. and Kenan Systems Corporation. All the shares of our common stock offered by this prospectus may be sold from time to time by or on behalf of certain Lucent securityholders. See "Selling Securityholders" and "Plan of Distribution." The shares were originally issued in private offerings made in reliance on Regulation D and/or Section 4(2) of the Securities Act of 1933. In connection with the acquisition of Nexabit and Kenan, we have agreed to register the shares of our common stock offered by this prospectus. We will not receive any of the proceeds from the sale of the shares by the selling securityholders.

     The selling securityholders may sell all or a portion of the shares from time to time on the New York Stock Exchange, in negotiated transactions or otherwise, and at prices which will be determined by the prevailing market price for the shares or in negotiated transactions.

     Lucent's common stock is quoted on the New York Stock Exchange under the symbol "LU." On October 19, 1999, the last sale price of Lucent's common stock as reported on the New York Stock Exchange was $57 5/16.

                            ------------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
         COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR
             DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is October   , 1999

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Where You Can Find More Information.........................    3
Incorporation of Certain Documents by Reference.............    3
Special Note Regarding Forward-looking Statements...........    4
The Company.................................................    4
Selling Securityholders.....................................    5
Plan of Distribution........................................    7
Use of Proceeds.............................................    9
Legal Matters...............................................    9
Experts.....................................................    9

                      WHERE YOU CAN FIND MORE INFORMATION

     Lucent files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that Lucent files with the Securities and Exchange Commission at the Securities and Exchange Commission's public reference rooms at the following locations:

    PUBLIC REFERENCE ROOM        NEW YORK REGIONAL OFFICE        CHICAGO REGIONAL OFFICE
   450 Fifth Street, N.W.          7 World Trade Center              Citicorp Center
          Room 1024                     Suite 1300               500 West Madison Street
   Washington, D.C. 20549           New York, NY 10048                 Suite 1400
                                                                 Chicago, IL 60661-2511

     Please call the Securities and Exchange Commission at 1-800-SEC-0330 for information on the operations of the public reference rooms. These Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the Internet world wide web site maintained by the Securities and Exchange Commission at "http://www.sec.gov." Reports, proxy statements and other information concerning Lucent may also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

     Lucent filed a registration statement on Form S-3 with the Securities and Exchange Commission to register the Lucent common stock to be sold by the selling securityholders. This prospectus is a part of that registration statement. As allowed by Securities and Exchange Commission rules, this prospectus does not contain all the information you can find in Lucent's registration statement or the exhibits to the registration statement.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Securities and Exchange Commission allows Lucent to "incorporate by reference" information into this prospectus, which means that Lucent can disclose important information to you by referring you to other documents filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered part of this prospectus, except for any information superseded by information contained directly in this prospectus or in later filed documents incorporated by reference in this prospectus.

     This prospectus incorporates by reference the documents set forth below that Lucent has previously filed with the Securities and Exchange Commission. These documents contain important business and financial information about Lucent that is not included in or delivered with this prospectus.

LUCENT SEC FILINGS (FILE NO. 1-11639)                              PERIOD
-------------------------------------                              ------
1. Annual Report on Form 10-K                   Fiscal Year ended September 30, 1998, as
                                                  amended by Amendment No. 1 filed on Form
                                                  10-K/A on May 17, 1999
2. Quarterly Reports on Form 10-Q               Quarters ended December 31, 1998, March 31,
                                                  1999 and June 30, 1999
3. Current Reports on Form 8-K                  Filed November 19, 1998, January 8, 1999,
                                                  January 15, 1999, March 5, 1999, as
                                                  amended by Amendment No. 1 filed on Form
                                                  8-K/A on May 18, 1999, June 28, 1999 and
                                                  August 2, 1999.
4. The description of Lucent common stock       Filed under Section 12 of the Securities
   and Lucent rights to acquire junior            Exchange Act of 1934 on February 26, 1996,
   preferred stock set forth in the Lucent        as amended by Amendment No. 1 filed on
   registration statement on Form 10              Form 10/A on March 12, 1996, Amendment No.
                                                  2 filed on March 22, 1996 and Amendment
                                                  No. 3 filed on Form 10/A on April 1, 1996,
                                                  including any amendments or reports filed
                                                  for the purpose of updating such
                                                  descriptions.

     Lucent also incorporates by reference additional documents that may be filed with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date of this prospectus and prior to the time all of the securities offered by this prospectus are sold. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

     If you are a Lucent stockholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through Lucent, the Securities and Exchange Commission or the Securities and Exchange Commission's Internet web site as described above. Documents incorporated by reference are available from Lucent without charge, excluding all exhibits, except that if Lucent has specifically incorporated by reference an exhibit in this prospectus, the exhibit will also be provided without charge. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from Lucent at the following address:

                              Lucent Technologies
                            c/o The Bank of New York
                             Church Street Station
                                 P.O. Box 11009
                         New York, New York 10286-1009
                            Telephone: 1-888-LUCENT6

     You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information that is different from what is contained in this prospectus. This
prospectus is dated October   , 1999. You should not assume that the information
contained in this prospectus is accurate as of any date other than that date.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus and the documents we incorporate by reference may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements in this prospectus that are not historical facts are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act and Section 27A of the Securities Act. Words such as "estimate," "project," "plan," "intend," "expect," "believe" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are found at various places throughout this prospectus and the other documents incorporated by reference, including, but not limited to, Lucent's Annual Report on Form 10-K for the year ended September 30, 1998, including any amendments. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. Lucent does not undertake any obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

                                  THE COMPANY

     Lucent designs, builds and delivers a wide range of public and private networks, communications systems and software, data networking systems, business telephone systems and microelectronic components. Lucent is a global leader in the sale of public communications systems, and is a supplier of systems or software to most of the world's largest network operators. Lucent is also a global leader in the sale of business communications systems and in the sale of microelectronic components for communications applications to manufacturers of communications systems and computers. Lucent conducts its research and development activities through Bell Laboratories, one of the world's foremost industrial research and development organizations.

     The principal executive offices of Lucent are located at 600 Mountain Avenue, Murray Hill, New Jersey 07974 and its telephone number at that location is (908) 582-8500.

                            SELLING SECURITYHOLDERS

     The following table sets forth (1) the number of shares of Lucent common stock owned by each of the selling securityholders as of October 18, 1999; (2) the percentage of outstanding shares of Lucent common stock represented by that number of shares; and (3) the number of shares of Lucent common stock registered for sale hereby. No estimate can be given as to the amount of shares that will be held by the selling securityholders after completion of this offering because the selling securityholders may offer all or some of the shares and because there currently are no agreements, arrangements or understandings with respect to the sale of any of the shares. The shares offered by this prospectus may be offered from time to time by the selling securityholders named below.

                                                       SHARES       PERCENTAGE OF     NUMBER OF SHARES
                                                    BENEFICIALLY     OUTSTANDING     REGISTERED FOR SALE
SELLING SECURITYHOLDER(1)                             OWNED(2)      SHARES OWNED          HEREBY(3)
-------------------------                           ------------    -------------    -------------------
ACI Investment Group LLC                                 24,300           *                  24,300
Mukesh Chatter(4)                                     2,915,016           *               2,915,016
Alexander Dingee(5)                                     408,474           *                 408,474
Fidelity Investors II L.P.                              288,462           *                 288,462
FTT Ventures Limited                                    288,462           *                 288,462
H&Q Nexabit Holdings, L.P.                            1,017,000           *               1,017,000
Sigmund E. Herzstein                                     40,363           *                  40,363
J.R. Fennell, L.P.                                      201,816           *                 201,816
neoRam LLC                                            1,923,714           *               1,923,714
Nexabit Networks Incentive LLC                        2,129,742           *               2,129,742
Kenan Sahin                                          25,757,576           *               3,093,436
Maria Stata Qualified Annuity Trust -- 1998             706,355           *                 706,355
Raymond S. Stata                                      1,412,711           *               1,412,711
Raymond S. Stata Qualified Annuity Trust -- 1998        706,355           *                 706,355
Thomvest Holdings Inc.                                  461,540           *                 461,540
Vulcan Ventures Incorporated                          1,153,850           *               1,153,850

---------------
(1) The selling securityholders have sole voting and investment power with respect to all shares of Lucent common stock shown as beneficially owned by them, subject to community property laws, where applicable.

(2) 1,152,412 shares issued to the selling securityholders in connection with the acquisition of Nexabit are being held in escrow until July 19, 2000 to satisfy certain indemnification obligations of these selling securityholders. If and to the extent any of the shares held in escrow are returned to Lucent in satisfaction of such indemnification obligations of these selling securityholders, the total number of shares beneficially owned by these selling securityholders would be reduced accordingly, and the number of shares beneficially owned by each of these selling securityholders would be reduced according to his or her respective pro rata ownership of the shares held in escrow.

(3) This registration statement also covers any additional shares of common stock which become issuable in connection with the shares registered for sale hereby by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of Lucent's outstanding shares of common stock.

(4) Does not include (i) 2,129,742 shares of common stock owned by Nexabit Networks Incentive LLC with respect to which Mukesh Chatter has sole voting power and (ii) 1,923,714 shares of common stock owned by neoRam LLC with respect to which Mukesh Chatter has shared voting power.

(5) Does not include 1,923,714 shares of common stock owned by neoRam LLC with respect to which, Alexander Dingee has shared voting power.

 * Represents beneficial ownership of less than 1% of the outstanding shares of Lucent after completion of the offering.

     Kenan Sahin was a securityholder of Kenan prior to Lucent's acquisition of Kenan. Each of the other selling securityholders was a securityholder of Nexabit prior to Lucent's acquisition of Nexabit. Kenan Sahin is currently a Vice President, Software Technologies, Bell Labs. Kenan Sahin was an officer and director of Kenan prior to Lucent's acquisition of Kenan. Mukesh Chatter was the President and Chief Executive Officer of Nexabit, Raymond S. Stata was the Chairman of the Board of Directors of Nexabit and Alexander Dingee was the Treasurer and a Director of Nexabit, in each case, prior to Lucent's acquisition of Nexabit. None of the other selling securityholders were officers or directors of Kenan or Nexabit prior to Lucent's acquisition of Kenan and Nexabit and none of the other selling securityholders are officers or directors of Lucent. Except as otherwise noted above, none of the selling securityholders has had a material relationship with Lucent within the past three years other than as a result of the ownership of the shares or other securities of Lucent.

                              PLAN OF DISTRIBUTION

RESALES BY SELLING SECURITYHOLDERS

     Lucent is registering the shares on behalf of the selling securityholders. Any or all of the selling securityholders may offer the shares from time to time, either in increments or in a single transaction. The selling securityholders may also decide not to sell all the shares they are allowed to sell under this prospectus. The selling securityholders will act independently of Lucent in making decisions with respect to the timing, manner and size of each sale.

DONEES, PLEDGEES AND DISTRIBUTEES

     The term "selling securityholders" includes donees, persons who receive shares from the selling securityholders after the date of this prospectus by gift. The term also includes pledgees, persons who, upon contractual default by the selling securityholders, may seize shares which the selling securityholders pledged to such persons. The term also includes distributees who receive shares from a selling securityholder after the date of this prospectus as a distribution to members or partners of the selling securityholder.

COSTS AND COMMISSIONS

     Lucent will pay all costs, expenses and fees in connection with the registration of the shares. The selling securityholders will pay all brokerage commissions and similar selling expenses, if any, attributable to the sale of shares.

TYPES OF SALE TRANSACTIONS

     The selling securityholders will act independently of Lucent in making decisions with respect to the timing, manner and size of each sale. The selling securityholders may sell the shares in one or more types of transactions (which may include block transactions):

     - on the NYSE,

     - in negotiated transactions,

     - through the writing of options on shares,

     - short sales, or

     - any combination of such methods of sale.

     The shares may be sold at a fixed offering price, which may be changed, or at market prices prevailing at the time of sale, or at negotiated prices. Such transactions may or may not involve brokers or dealers.

SALES TO OR THROUGH BROKER-DEALERS

     The selling securityholders may either sell shares directly to purchasers, or sell shares to, or through, broker-dealers. These broker-dealers may act either as an agent of the selling securityholders, or as a principal for the broker-dealer's own account. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling securityholders and/or the purchasers of shares. This compensation may be received both if the broker-dealer acts as an agent or as a principal. This compensation might also exceed customary commissions.

     The selling securityholders may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In such transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with selling securityholders. The selling securityholders also may sell shares short and re-deliver the shares to close out such short positions. The selling securityholders may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the shares. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus. The selling securityholders also may loan or pledge the shares to a broker-dealer. The broker-dealer may sell the shares so loaned, or upon a default the broker-dealer may sell the pledged shares pursuant to this prospectus.

DEEMED UNDERWRITING COMPENSATION

     The selling securityholders and any broker-dealers that act in connection with the sale of shares might be deemed to be "underwriters" within the meaning of Section 2(a)(11) of the Securities Act. Any commissions received by such broker-dealers, and any profit on the resale of shares sold by them while acting as principals, could be deemed to be underwriting discounts or commissions under the Securities Act.

INDEMNIFICATION

     The selling securityholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of shares against certain liabilities, including liabilities arising under the Securities Act.

PROSPECTUS DELIVERY REQUIREMENTS

     Because a selling securityholder may be deemed an underwriter, the selling securityholder must deliver this prospectus and any supplements to this prospectus in the manner required by the Securities Act. This might include delivery through the facilities of the NYSE in accordance with Rule 153 under the Securities Act.

STATE REQUIREMENTS

     Some states require that any shares sold in that state only be sold through registered or licensed brokers or dealers. In addition, some states require that the shares have been registered or qualified for sale in that state, or that there exists an exemption from the registration or qualification requirements and that the exemption has been complied with.

SALES UNDER RULE 144

     The selling securityholders may also resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act. To do so, the selling securityholders must meet the criteria and comply with the requirements of Rule 144.

DISTRIBUTION ARRANGEMENTS WITH BROKER-DEALERS

     If the selling securityholders notify Lucent that any material arrangement has been entered into with a broker-dealer for the sale of shares through:

     - a block trade,

     - special offering,

     - exchange distribution or secondary distribution, or

     - a purchase by a broker or dealer,

then Lucent will file, if required, a supplement to this prospectus under Rule 424(b) under the Securities Act.

     The supplement will disclose, to the extent required:

     - the name of such selling securityholder and of the participating broker-dealer(s),

     - the number of shares involved,

     - the price at which such shares were sold,

     - the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable,

     - that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and any other facts material to the transaction.

                                USE OF PROCEEDS

     Lucent will not receive any proceeds from the sale of the shares by the selling securityholders.

                                 LEGAL MATTERS

     The legality of Lucent common stock offered by this prospectus will be passed upon for Lucent by Pamela F. Craven, Vice President--Law and Secretary, of Lucent. As of October 18, 1999, Pamela F. Craven owned 1,096 shares of Lucent common stock and options and stock units for 282,400 shares of Lucent common stock.

                                    EXPERTS

     The financial statements incorporated in this prospectus by reference in
Exhibit 99.1 to Lucent's Current Report on Form 8-K dated August 2, 1999, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the costs and expenses in connection with the sale and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates except the Securities and Exchange Commission registration fees and the New York Stock Exchange listing fee.

                                                              TO BE PAID BY
                                                              THE REGISTRANT
                                                              --------------
SEC Registration Fee........................................     $267,220
Accounting fees and expenses................................     $  5,000
Legal fees and expenses.....................................     $ 12,500
Printing Fees...............................................     $  2,000
Miscellaneous...............................................     $  3,280
                                                                 --------
          Total.............................................     $290,000

Lucent will pay all expenses of registration, issuance and distribution of the shares being sold by the selling securityholders, excluding fees and expenses of counsel to the selling securityholders and any underwriting commissions and discounts, filing fees and transfer or other taxes, which shall be borne by the selling securityholders.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The registrant's Certificate of Incorporation provides that a director of the registrant shall not be personally liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except, if required by the Delaware General Corporation Law, for liability (1) for any breach of the director's duty of loyalty to the registrant or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the Delaware General Corporation Law, which concerns unlawful payments of dividends, stock purchases or redemptions or (4) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor repeal of such provision shall eliminate or reduce the effect of such provision in respect of any matter occurring, or any cause of action, suit or claim that, but for such provision, would accrue or arise prior to such amendment or repeal.

     While the registrant's Certificate of Incorporation provides directors with protection from awards for monetary damages for breach of their duty of care, it does not eliminate such duty. Accordingly, the registrant's Certificate of Incorporation will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care.

     The registrant's Certificate of Incorporation provides that each person who was or is made a party to or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the registrant or is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the registrant to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the registrant to provide broader indemnification rights than said law permitted the registrant to provide prior to such amendment), against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith. Such right to indemnification includes the right to have the registrant pay the expenses incurred in defending any such proceeding in advance of its final disposition, subject to the provisions of the Delaware General Corporation Law. Such rights are not exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the registrant's Certificate of Incorporation or By-laws, agreement, vote of stockholders or disinterested directors or otherwise. No repeal or modification of such provision will in any way diminish or adversely affect the rights of any director, officer, employee or agent of the registrant thereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

     The registrant's Certificate of Incorporation also specifically authorizes the registrant to maintain insurance and to grant similar indemnification rights to employees or agents of the registrant. The directors and officers of the registrant are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities.

ITEM 16.  EXHIBITS.

     See exhibit index.

ITEM 17.  UNDERTAKINGS.

     A. The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission under Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the

Securities Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     D. The undersigned registrant hereby undertakes that:

          (1) For the purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

          (2) For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Murray Hill, State of New Jersey on October 19, 1999.

                                        LUCENT TECHNOLOGIES INC.

                                        By:        /s/ JAMES S. LUSK
                                           -------------------------------------
                                           Name:  James S. Lusk
                                           Title: Vice President and Comptroller

     Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed by the following persons in the capacities and on the date indicated.

PRINCIPAL EXECUTIVE OFFICER:                                          #
                                                                      #
Richard A. McGinn                 Chairman of the Board and           #
                                  Chief Executive Officer             #
                                                                      #
PRINCIPAL FINANCIAL OFFICER:                                          #
                                                                      #
Donald K. Peterson                Executive Vice President and        #
                                  Chief Financial Officer             #
                                                                      ######      By:  /s/ James S. Lusk
PRINCIPAL ACCOUNTING                                                  #                ----------------------
OFFICER:                                                              #                (James S. Lusk,
                                                                      #                attorney-in-fact)*
James S. Lusk                     Vice President and Controller       #
                                                                      #
DIRECTORS:                                                            #           * by power of attorney
                                                                      #
Paul A. Allaire                                                       #
Carla A. Hills                                                        #           Date:    October 19, 1999
Drew Lewis                                                            #
Richard A. McGinn                                                     #
Paul H. O'Neill                                                       #
Donald S. Perkins                                                     #
Henry B. Schacht                                                      #
Franklin A. Thomas                                                    #
John A. Young                                                         #
                                                                      #
                                                                      #

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
  2.1     Agreement and Plan of Merger, dated as of June 24, 1999,
          among Lucent, Neptune Acquisition Inc., and Nexabit.
  2.2     Agreement and Plan of Merger, dated as of January 11, 1999, among Lucent, Lando Acquisition, Inc., Kenan Sahin, and
          Kenan.
  4.1*    Provisions of the Certificate of Incorporation of the
          registrant, as amended effective February 17, 1999, that
          define the rights of security holders of the registrant
          (incorporated by reference to Exhibit (3)(i) to the
          registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999).
  4.2*    Provisions of the By-Laws of the registrant, as amended
          effective February 17, 1999, that define the rights of
          security holders of the registrant (incorporated by
          reference to Exhibit (3)(ii) to the registrant's Quarterly
          Report on Form 10-Q for the quarter ended March 31, 1999).
  4.3*    Rights Agreement between the registrant and The Bank of New
          York (successor to First Chicago Trust Company of New York), as rights agent, dated as of April 4, 1996 (incorporated by reference to Exhibit 4.2 to Registration Statement (No.
          333-00703) on Form S-1).
  4.4*    Amendment to Rights Agreement between the registrant and The
          Bank of New York (successor to First Chicago Trust Company of New York), dated as of February 18, 1998 (incorporated by reference to Exhibit (10)(i)5 to the registrant's Annual
          Report on Form 10-K for the period ended September 30,
          1998).
  5.1     Opinion of Pamela F. Craven, Vice President -- Law and
          Secretary of the registrant, as to the legality of the
          securities to be issued.
 23.1     Consent of Pamela F. Craven is contained in the opinion of counsel filed as Exhibit 5.1.
 23.2     Consent of PricewaterhouseCoopers LLP.
 24.1     Powers of Attorney executed by officers and directors who
          signed this registration statement.

---------------
* Incorporated herein by reference.